OFFICE PROPERTIES INCOME TRUST
TWO NEWTON PLACE
255 WASHINGTON STREET, SUITE 300
NEWTON, MASSACHUSETTS 02458-1634

CONFIDENTIAL

BOARD OBSERVATION RIGHTS AGREEMENT

June 17, 2026

Redwood Capital Management, LLC
250 West 55th Street, 26th Floor
New York, NY 10019
Attn: Adam Bensley, abensley@redwoodcap.com

This Board Observation Rights Agreement (this “Agreement”) is made and entered into as of the date first written above by and between Office Properties Income Trust, a Maryland real estate investment trust (the “Company”), and Redwood Capital Management, LLC (the “Investor”). The Company and the Investor are entering into this Agreement for good and valuable consideration the sufficiency of which is hereby acknowledged. This Agreement memorializes the parties’ understanding regarding the following:

For so long as the Investor beneficially owns 15% or more of the outstanding common shares of beneficial interest of the Company (the “Common Shares”), the Investor shall have the right to designate one non-voting board observer (each, a “Board Observer”) to attend meetings of the Board of Trustees of the Company (the “Board”) and any committee of the Board, in the same manner as trustees are permitted to attend, and to review in advance each action proposed to be taken by the Board or any committee thereof without a meeting thereof. Subject to the terms of the Board Observer Agreement (as defined below), the Company shall deliver to the Board Observer copies of all reports, notices, minutes, consents, actions taken or proposed to be taken without a meeting and other materials that the Company provides to the members of the Board, each such delivery to be made concurrently with and in the same manner as the delivery of such materials to the members of the Board.

The Investor shall have the right to designate the initial Board Observer at any time, subject to change from time to time by the Investor, upon written notice to the Company. The Board Observer shall be an observer only, shall not be a member of the Board and shall not have any of the rights, duties or obligations of members of the Board, including any right to vote on any matter that may come before the Board or any committee thereof and no fiduciary, corporate opportunity (provided that, for the avoidance of doubt, nothing contained herein shall be deemed to modify the waiver of corporate opportunities (and exceptions thereto) described in Section 9.8 of the Company’s Third Amended and Restated Declaration of Trust (the “Declaration of Trust”) with respect to any Non-Employee Trustee (as defined in the Declaration of Trust) of whom the Board Observer is a Related Person (as defined in the Declaration of Trust)) or other duties or obligations to the Company, any subsidiary of the Company, any shareholder or other securityholder of the Company or any subsidiary of the Company, or any other person or entity arising from being the Board Observer. The Investor may, in its sole discretion, at any time decline to appoint a Board Observer for a time without waiving its right to maintain a Board Observer hereunder or elect not to continue to exercise its right to maintain a Board Observer at any time and from time to time following the date hereof. The Investor’s right to designate a Board Observer shall terminate immediately upon the Investor ceasing to beneficially own 15% or more of the outstanding Common Shares, and any Board Observer then serving at the direction of the Investor shall immediately cease to serve in such capacity or have any rights as a Board Observer.

 Each Board Observer designated pursuant to this Agreement shall, as a condition to serving as such, execute and deliver a Board Observer Agreement (a “Board Observer Agreement”) substantially in the form attached hereto as Exhibit A. Each Board Observer, while serving as such, shall be entitled to the rights and subject to the obligations set forth in such Board Observer’s Board Observer Agreement. For the avoidance of doubt, (a) the Company may exclude any Board Observer from attending any meeting or any portion thereof (and from receiving any relevant materials relating thereto), in each case to the extent and in the circumstances set forth in such Board Observer’s Board Observer Agreement, (b) neither the Company nor the Board shall have any obligation to act upon or otherwise take into account any recommendations of or input from any Board Observer, and (c) the presence of any Board Observer shall not be required for purposes of establishing a quorum at any meeting of the Board, or for the calling to order of any such meeting of the Board. The Investor agrees that, unless the Board determines otherwise, the Company is to be managed and operated in a manner that qualifies it for taxation as a “real estate investment trust” within the meaning of sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and that, unless the Board determines otherwise, the Company shall at all times be managed by its Board in a manner that satisfies the requirements of section 856(a)(1) of the Code and the Treasury regulations thereunder.

To the extent the Board Observer discloses Confidential Information (as defined in the Board Observer Agreement) to the Investor, its affiliates and its or their respective representatives pursuant to the Board Observer Agreement, the Investor shall, and shall cause its affiliates and its or their respective representatives (if applicable), to comply with the confidentiality obligations set forth in the Board Observer Agreement as though the Investor, its affiliates and its or their respective representatives were parties to the Board Observer Agreement.

This Agreement may not be amended or waived except by an instrument in writing signed by the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original, all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by e-mail or electronic transmission shall be effective as delivery of manually executed counterparts hereof. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Agreement shall be deemed to include electronic signatures, which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland without regard to its conflicts of law rules and any other law that would cause the application of the laws (including the statute of limitations) of any jurisdiction other than the State of Maryland. Each of the parties hereto irrevocably agrees that any legal action or proceeding that may be based upon, arise out of, or relate to this Agreement or the negotiation, execution, or performance hereof shall be brought and determined exclusively in the state or federal courts located in the State of Maryland. EACH PARTY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

The parties hereto agree that irreparable damage, for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties hereto will be entitled to an injunction or injunctions, specific performance, or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement. The parties hereto agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law, or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties hereto otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party pursuing an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this paragraph will not be required to provide any bond or other security in connection with any such order. Except as otherwise provided in this Agreement, the remedies available to the parties hereto pursuant to this paragraph will be in addition to any other remedy to which they were entitled at law or in equity, and the election to pursue an injunction or specific performance will not restrict, impair or otherwise limit any party from seeking the payment of any liabilities, losses, damages, costs, or expenses related to any breach of this Agreement.

This Agreement shall contain the entire agreement among the parties hereto and supersede all prior agreements, arrangements, and understandings, written or oral, among the parties hereto relating to the subject matter of this Agreement. This Agreement is solely for the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to or will confer on any other person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties hereto; provided, however, that no party’s rights hereunder shall be assignable without the prior written consent of each other party hereto, and any purported assignment in violation of this provision shall be null and void. If any provision of this Agreement is declared invalid, illegal, or unenforceable, (a) all other provisions of this Agreement will remain in full force and effect and (b) the parties hereto shall negotiate in good faith to amend or modify this Agreement to replace such invalid, illegal, or unenforceable provision with a valid, legal, and enforceable provision giving effect to the parties’ intent to the maximum extent permitted by law.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by one of its duly authorized representatives as of the day and year first above written.

OFFICE PROPERTIES INCOME TRUST

By:
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

[Signature Page to Board Observation Rights Agreement]

ACKNOWLEDGED AND AGREED:

REDWOOD CAPTIAL MANAGEMENT, LLC

By:
Name:	Ruben Kliksberg
Title:	CEO

[Signature Page to Board Observation Rights Agreement]

Exhibit A

Form of Board Observer Agreement

[See attached]

FORM OF BOARD OBSERVER AGREEMENT

This Board Observer Agreement (this “Agreement”) is made effective as of [●] (the “Effective Date”), by and between Office Properties Income Trust, a Maryland real estate investment trust (the “Company”), and [●] (the “Observer” and, together with the Company, each a “Party,” and collectively, the “Parties”).

RECITALS

WHEREAS, pursuant to that certain Board Observation Rights Agreement, dated as of June 17, 2026 (the “Board Observation Rights Agreement”), by and between the Company and Redwood Capital Management, LLC (the “Designating Party”), the Designating Party has the right to and has determined to designate the Observer as a “Board Observer” (as defined in the Board Observation Rights Agreement) to attend meetings of the Board of Trustees of the Company (the “Board”; and the members of the Board, “Trustees”) and any committee of the Board in a nonvoting, observer capacity in the same manner as Trustees are permitted to attend, and to review in advance each action proposed to be taken by the Board or any committees thereof without a meeting thereof, subject to and in accordance with the terms hereof and of the Board Observation Rights Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.       Observer Rights & Obligations. Subject to Sections 2 and 3 below:

1.1.	Observer Rights. Until the Observer ceases to serve in such capacity, the Company hereby grants to the Observer the right to attend meetings of the Board and any committee of the Board in the Observer’s capacity as a Board Observer in the same manner as Trustees are permitted to attend, and to review in advance each action proposed to be taken by the Board or any committees thereof without a meeting thereof. If any Trustee is permitted to attend a meeting of the Board or any committee thereof by telephone, video conference or other electronic means, then, subject to Section 2 below, the Company shall make appropriate arrangements to permit the Observer to attend such meeting by the same means and to hear the proceedings of such meeting in substantially the same manner as Trustees attending by such means. Except as set forth in Section 2 below, the Observer may observe discussions at meetings of the Board or any committee thereof, but in no event shall the Observer, in the Observer’s capacity as such, (i) be deemed to be a Trustee or a member of, or consultant or advisor to, the Board (or any committee thereof) or (ii) have the right to call a meeting of the Board or any committee thereof or vote on or propose any motions, resolutions, or other actions for a vote or approval by the Board (or any committee thereof). Neither the Company nor the Board or any committee thereof shall have any obligation to act upon or otherwise take into account any recommendations of or input from the Observer, and the Observer shall have no fiduciary, corporate opportunity (provided that, for the avoidance of doubt, nothing contained herein shall be deemed to modify the waiver of corporate opportunities (and exceptions thereto) described in Section 9.8 of the Company’s Third Amended and Restated Declaration of Trust (the “Declaration of Trust”) with respect to any Non-Employee Trustee (as defined in the Declaration of Trust) of whom the Observer is a Related Person (as defined in the Declaration of Trust)) or other duties or obligations to the Company, any subsidiary of the Company, any shareholder or other securityholder of the Company or any subsidiary of the Company, or any other person or entity arising from being the Observer. Without limiting the notice and information rights and obligations in Section 2 below, the presence of the Observer shall not be required for purposes of establishing a quorum at any meeting of the Board or any committee thereof, or for the calling to order of any such meeting of the Board or any committee thereof. For the avoidance of doubt, the Observer shall have no right to control the scheduling of any of the meetings described in this Section 1.1. The rights granted to the Observer pursuant to this Section 1.1 shall terminate immediately upon the termination of this Agreement in accordance with Section 5.

1.2	Compliance with Company Policies. The Observer acknowledges that the Observer will comply with all policies, processes, procedures, codes, rules, standards, and guidelines applicable, from time to time, to independent Trustees as if the Observer was an independent Trustee, including any codes of conduct and policies concerning confidentiality, ethics, hedging and pledging of the Company’s securities, public disclosures, insider trading, and equity ownership (collectively, the “Company Policies and Procedures”). The Observer shall promptly provide the Company with such information as is reasonably requested by the Company concerning the Observer as is required to be disclosed by relevant government or regulatory authorities.
2.	Meeting Attendance Exceptions; Notice and Information Rights. Until the Observer ceases to serve in such capacity, the Company shall make available to the Observer copies of all reports, notices, minutes, consents, actions taken or proposed to be taken without a meeting by the Board or any committee thereof and other materials that the Company provides to Trustees (collectively, “Board Materials”), each such delivery to be made concurrently with and in the same manner as the delivery of such materials to the members of the Board; provided that the Observer may be excluded from attending (and from receiving any relevant materials related to) discussions that may include Trustees that are not meetings of the Board or any committee thereof under the Company’s bylaws; provided, further, that the Observer may be excluded from attending any meeting or any portion thereof (and from receiving any relevant materials) if the Board, based on the advice of counsel to the Company, reasonably determines in good faith that: (a) attendance of such Observer or provision of materials thereto would reasonably be expected to result in a waiver or compromise of any applicable privilege or protection, including, but not limited to, the attorney-client privilege, attorney work product protection, or accountant-client privilege, or is prohibited by applicable law or any agreement or obligation binding on the Company (so long as such restriction exists or has been negotiated in good faith by the Company not for the purpose of excluding or limiting the Observer); (b) attendance of such Observer or provision of materials thereto would reasonably be expected to result in a breach of any confidentiality agreement or obligation binding on the Company (so long as such restriction exists or has been negotiated in good faith by the Company not for the purpose of excluding or limiting the Observer); (c) such discussion or materials relate to any matter in which the Designating Party, the Observer, or any of their respective affiliates has a material conflict of interest as to the matter being discussed; (d) receipt by the Observer would reasonably be expected to cause material harm to the interests and business affairs of the Company, including, for the avoidance of doubt, by providing commercially sensitive information to a competitor of the Company, or result in disclosure of trade secrets to a competitor of the Company; or (e) it is necessary for the Board to discharge its fiduciary duties. The rights granted to the Observer pursuant to this Section 2 shall terminate immediately upon the termination of this Agreement in accordance with Section 5.

3.       Confidential Information.

3.1	To the extent any information obtained by the Observer from the Company is Confidential Information (as defined below), the Observer will treat any such Confidential Information in accordance with the terms and conditions of this Section 3.
3.2	As used in this Agreement, “Confidential Information” means any and all information or data concerning the Company or any of its controlled affiliates, whether in verbal, visual, written, electronic, or other form (including, but not limited to, all Board Materials) received by the Observer from the Company or its controlled affiliates, together with all notes or information discerned from, based on, or relating to any of the foregoing that may be prepared or created by the Observer; provided, however, that “Confidential Information” shall not include information that: (a) is or becomes generally available to the public (other than as a result of the unauthorized disclosure of such information in violation of this Agreement by the Observer); (b) is independently developed by the Designating Party, the Observer or any of their respective affiliates (other than the Company and its controlled affiliates) without the use of Confidential Information; (c) becomes available to the Observer at any time on a non-confidential basis from a third party that is not, to the Observer’s knowledge, prohibited from disclosing such information to the Observer by any contractual, legal, or fiduciary obligation; or (d) was known by the Observer prior to the Observer’s receipt thereof from the Company.
2

3.3	The Observer: (a) shall retain all Confidential Information in accordance with the terms of this Agreement and acknowledges and agrees that the disclosure of such information in violation of this Agreement would cause irreparable harm to the Company, (b) shall not disclose Confidential Information in any manner to any other person or entity except as expressly permitted by this Section 3.3; and (c) shall use the Confidential Information solely in connection with (i) the evaluation of information for the benefit of the Designating Party in connection with the Designating Party’s investment in the Company, (ii) the exercise of the Observer’s rights as a non-voting observer of the Board as provided in this Agreement or (iii) monitoring and enforcing the Observer’s rights hereunder; provided, however, that the Observer may disclose Confidential Information (x) to the Designating Party or its affiliates or its or their respective representatives so long as the Designating Party, its affiliates and its and their respective representatives are obligated to keep such Confidential Information confidential in accordance with, and not to use or disclose such Confidential Information except in compliance with, the terms of this Section 3.3 or (y) to the extent necessary to comply with applicable law, in which case, to the extent not prohibited by law, the Observer shall give the Company prompt written notice of such requirement and cooperate with the Company to seek a protective order or other appropriate remedies to obtain assurance that confidential treatment will be accorded such Confidential Information.

3.4	At the time that the Observer ceases to serve in the capacity as a Board Observer, no matter the cause, the Observer shall, in each case upon the request of the Company, (a) promptly return all Confidential Information received by the Observer from the Company to the Company and (b) provide written certification to the Company that such materials have been so returned, no Confidential Information received by the Observer from the Company remains in the Observer’s possession, and no copies of Confidential Information or materials derived therefrom have been retained, except to the extent retained as expressly permitted by the following proviso; provided, however, that the Observer may retain Confidential Information (i) if required by applicable law or any bona fide policies and procedures of the Designating Party applicable to the Observer in order to comply with applicable law, regulation or professional standards or (ii) to the extent it is “backed-up” on the Designating Party’s electronic information management and communications systems or servers, is not available to an end user and cannot be expunged without considerable effort; provided, further, that any such retained Confidential Information shall remain subject to the confidentiality and use restrictions set forth in this Agreement. The provisions of this Section 3 shall survive the termination of this Agreement for a period of two years.
4.	Indemnity. The Company shall, to the fullest extent permitted by Maryland law, indemnify and hold harmless the Observer with respect to any and all losses, damages, claims, liabilities, costs and reasonable and documented expenses (including attorneys’ fees and expenses) that may arise directly or indirectly from, out of or based on any third-party or derivative claim, action, suit, or proceeding asserted against the Observer arising directly or indirectly out of or relating to the Observer’s service as a Board Observer; provided, however, that the Company shall not be required to indemnify or hold harmless the Observer for any losses, damages, claims, liabilities, costs and expenses (including attorneys’ fees and expenses) that may arise directly or indirectly from, out of or based on the Observer’s material breach of any of the terms of this Agreement.

5.       Termination.

5.1	If at any time the Designating Party is no longer entitled to designate a Board Observer under the Board Observation Rights Agreement, the Observer shall no longer be entitled to the rights and privileges set forth in this Agreement.
5.2	The Company may also terminate this Agreement (but not the Board Observation Rights Agreement) upon written notice to the Observer and the Designating Party on the date on which the Board determines that an act or failure to act by the Observer constitutes Cause.
(a)	For purposes of this Agreement, “Cause” means: (a) the Observer’s commission of, indictment for, or entry of a plea of guilty or nolo contendere to a felony (excluding vehicular crimes) or a crime of moral turpitude; (b) the Observer’s material breach of any material obligation under this Agreement or under any Company Policies and Procedures, and the Observer’s failure to cure the same (if capable of cure, as

3

determined by the Board) within five days after written notice is delivered to the Observer specifying the manner in which the Board believes that the Observer has materially breached such obligation; (c) any act of fraud, embezzlement, theft, or misappropriation from the Company or its subsidiaries by the Observer; (d) the Observer’s willful misconduct or gross negligence with respect to any material aspect of the Company’s business that has a material adverse effect on the Company or its subsidiaries; or (e) the Observer’s commission of an act of material dishonesty resulting in material reputational, economic, or financial injury to the Company or its subsidiaries. Upon termination, the Observer shall no longer have any rights or privileges under this Agreement; provided that no termination of this Agreement shall affect the rights or obligations provided in Sections 3 and 4 and Sections 6 through 16 hereof, which shall survive such termination, or affect any other provision of this Agreement that is intended or contemplated to survive such termination as provided herein. Upon termination for Cause, the Designating Party shall have the right to appoint an Observer under the Board Observation Rights Agreement, subject to such replacement Observer’s execution and delivery of a board observer agreement substantially in the form of this Agreement.

6.	Notices. Any notice, request, instruction, or other communication to be given under this Agreement by a Party shall be in writing and shall be deemed to have been given to the other Party (a) when delivered, if delivered in person or by overnight delivery service (charges prepaid), (b) when sent, if sent via email with confirmation that the message was delivered (provided that no undeliverable message is received by the sender), or (c) when received, if sent by registered or certified mail, return receipt requested, in each case, to the address, facsimile number, or email address of such Party set forth below and marked to the attention of the designated individual; provided that, with respect to notices deliverable to the Company, such notices shall be delivered solely via email:

If to the Company, to:

Office Properties Income Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
Attention:    Yael Duffy

Brian Donley

Email: YDuffy@rmrgroup.com; BDonley@rmrgroup.com

If to the Observer, to the address set forth on the signature page hereto.

7.	Governing Law. This Agreement, and all claims or causes of action that are based on, arise out of, or relate to this Agreement, will be governed by and construed in accordance with the laws of the State of Maryland without regard to its conflicts of law rules and any other law that would cause the application of the laws (including the statute of limitations) of any jurisdiction other than the State of Maryland. Each of the Parties hereto irrevocably agrees that any legal action or proceeding that may be based upon, arise out of, or relate to this Agreement or the negotiation, execution, or performance hereof shall be brought and determined exclusively in the state or federal courts located in the State of Maryland.

4

8.	WAIVER OF JURY TRIAL. EACH PARTY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.
9.	Equitable Relief. The Parties agree that irreparable damage, for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that, prior to the valid termination of this Agreement pursuant to Section 5, the Parties will be entitled to an injunction or injunctions, specific performance, or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement. Prior to the valid termination of this Agreement pursuant to Section 5, the Parties agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law, or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law. The Parties acknowledge and agree that any Party pursuing an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9 will not be required to provide any bond or other security in connection with any such order. Except as otherwise provided in this Agreement, the remedies available to the Parties pursuant to this Section 9 will be in addition to any other remedy to which they were entitled at law or in equity, and the election to pursue an injunction or specific performance will not restrict, impair or otherwise limit any Party from seeking the payment of any liabilities, losses, damages, costs, or expenses related to any breach of this Agreement.
10.	Entire Agreement. This Agreement (together with the Board Observation Rights Agreement) shall contain the entire agreement among the Parties and supersede all prior agreements, arrangements, and understandings, written or oral, among the Parties relating to the subject matter of this Agreement.
11.	Construction. The Parties have each participated in the negotiation and drafting of the terms of this Agreement. The Parties agree that any rule of legal interpretation, to the effect that any ambiguity is to be resolved against the drafting Party, will not apply in interpreting this Agreement and agree that this Agreement shall be construed as if drafted jointly by the Parties with the intent that the Company is to be managed and operated in a manner that qualifies it for taxation as a “real estate investment trust” within the meaning of sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Company shall at all times be managed by its Board in a manner that satisfies the requirements of section 856(a)(1) of the Code and the Treasury regulations thereunder. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and will in no way restrict or otherwise modify any of the terms or provisions hereof. For the purposes of this Agreement, except as otherwise expressly provided in this Agreement or unless the context otherwise requires: (a) the singular number shall include the plural, and vice versa; (b) the neuter gender shall include masculine and feminine genders; (c) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”; (d) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (e) the word “will” shall be deemed to have the same meaning and effect as the word “shall”; (f) the terms “or,” “any,” or “either” are not exclusive; (g) except as otherwise indicated, all references in this Agreement to “Sections” are intended to refer to Sections of this Agreement; and (h) any reference to an applicable “law” shall be such law as amended from time to time.

5

12.	Amendment and Waivers. The Parties may amend, modify, or supplement this Agreement only by a written agreement signed by the Company and the Observer. No failure or delay by a Party in enforcing any of such Party’s rights under this Agreement will be deemed to be a waiver of such rights. No single or partial exercise of a Party’s rights will be deemed to preclude any other or further exercise of such Party’s rights under this Agreement. No waiver of any of a Party’s rights under this Agreement will be effective unless it is in writing and signed by such Party (subject to the limitations herein).
13.	Assignability. The Observer may not assign or otherwise transfer this Agreement or any of the rights, interests or obligations set forth in this Agreement, and any attempted transfer or assignment shall be null and void, and no transfer or assignment shall be deemed to have occurred by operation of law.
14.	No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties, and nothing in this Agreement, express or implied, is intended to or will confer on any other person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.
15.	Severability. If any provision of this Agreement is declared invalid, illegal, or unenforceable, (a) all other provisions of this Agreement will remain in full force and effect and (b) the Parties shall negotiate in good faith to amend or modify this Agreement to replace such invalid, illegal, or unenforceable provision with a valid, legal, and enforceable provision giving effect to the Parties’ intent to the maximum extent permitted by law.
16.	Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

This Agreement may be executed by .pdf signature and a .pdf signature shall constitute an original for all purposes.

[Signature Pages Follow]

6

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date.

COMPANY

OFFICE PROPERTIES INCOME TRUST

By:
Name:
Title:

OBSERVER

OFFICE PROPERTIES INCOME TRUST

Name:
Address:
Email:

[Signature Page to Board Observer Agreement]